  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1998

                                                REGISTRATION NO. 333-56899
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                         DIVERSIFIED FOOD GROUP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    2099                    36-4230573
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
     INCORPORATION OR      CLASSIFICATION CODE NO.)
      ORGANIZATION)

     6901 NORTH HAMLIN AVENUE, LINCOLNWOOD, ILLINOIS 60645, (847) 763-9500 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ANDREW J. ZAHN
                            CHIEF EXECUTIVE OFFICER
                         DIVERSIFIED FOOD GROUP, INC.
     6901 NORTH HAMLIN AVENUE, LINCOLNWOOD, ILLINOIS 60645, (847) 763-9500 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
        DAVID J. KAUFMAN, ESQ.                JOHN D. WATSON, JR., ESQ.
         KATTEN MUCHIN & ZAVIS                    LATHAM & WATKINS
  525 WEST MONROE STREET, SUITE 1600     1001 PENNSYLVANIA AVE., N.W., SUITE
     CHICAGO, ILLINOIS 60661-3693                       1300
            (312) 902-5200                     WASHINGTON, D.C. 20004
                                                   (202) 637-2200

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering: [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

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


  THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS BEING FILED SOLELY TO INCLUDE EXHIBIT 16 TO THE REGISTRATION STATEMENT.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Set forth below is an estimate of the approximate amount of fees and expenses (other than underwriting commissions and discounts) payable by the Registrant in connection with the issuance and distribution of the Common Stock pursuant to the Prospectus contained in this Registration Statement. The Registrant will pay all of these expenses.

                                                                     APPROXIMATE
                                                                       AMOUNT
                                                                     -----------
      Securities and Exchange Commission registration fee...........   $17,700
      NASD filing fee...............................................     6,500
      New York Stock Exchange application fee.......................       *
      Accountants' fees and expenses................................       *
      Blue Sky fees and expenses....................................       *
      Legal fees and expenses.......................................       *
      Transfer Agent and Registrar fees and expenses................       *
      Printing and engraving........................................       *
      Miscellaneous expenses........................................       *
                                                                       -------
          Total.....................................................   $   *
                                                                       =======

--------
   * To be provided by amendment

  All expenses other than the Securities and Exchange Commission registration fee and NASD filing fee are estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article VIII of the Registrant's Certificate of Incorporation will provide that the Registrant shall indemnify its directors to the full extent permitted by the General Corporation Law of the State of Delaware and may indemnify its officers and employees to such extent, except that the Registrant shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Registrant without the prior written consent of the Registrant. Prior to consummation of the Offering, the Registrant will enter into indemnity agreements with each of its directors. These agreements may require the Registrant, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' liability insurance if available on reasonable terms.

  In addition, Article VIII of the Registrant's Amended and Restated Certificate of Incorporation will also provide that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derives an improper personal benefit.

  Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

  Prior to the effective date of the Offering, the Registrant intends to purchase a directors' and officers' liability insurance policy.

  Under the terms of the Underwriting Agreement, the Underwriters have agreed to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  The following information reflects a 1,000 for 1 split of Diversified Food Group, L.L.C.'s (the "Limited Liability Company") membership interests as of January 1, 1998. It does not reflect the transactions to be affected immediately prior to the consummation of the Offering described in the Prospectus under the heading "Company History and Acquisitions--The Conversion." No underwriters were involved in any of the transactions described below. All of the securities issued in the foregoing transactions are membership interests ("Membership Interests") in the Limited Liability Company and were issued by the Limited Liability Company in reliance upon the exemption of registration provided by Regulation 701 and Section 4(2) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder.

  1. On March 25, 1996 the Limited Liability Company was formed with contributions totalling $775,000 from Lawrence Gould ("Gould") and Andrew Zahn ("Zahn"). The Limited Liability Company issued a total of 1,000,000 Membership Interests in this transaction.

  2. As of December 30, 1996, Lowell Kraff ("Kraff") contributed $198,000 to the Limited Liability Company for 142,850 Membership Interests. In addition, effective as of such date, Dennis Kessler contributed $7,920 (in addition $31,680 was paid in 1998 and another $7,920 in the quarter ended April 3,
1998) for 6,000 Membership Interests.

  3. Effective as of January 4, 1997, the Limited Liability Company issued:
(i) 5,740 Membership Interests to Katten Muchin & Zavis for $100; (ii) 5,740 Membership Interests to Primus Capital Fund III Limited Partnership for $100; and (iii) 5,760 Membership Interests to Walter F. McLallen, IV for $5,700.

  4. On October 7, 1997, the Limited Liability Company issued: (i) 72,810 Membership Interests to the Charles Mok Trust dated 2/14/89 in exchange for 250 shares of Restauranic, Inc. and a promissory note from Restauranic, Inc.;
(ii) 72,810 Membership Interests to the Wiley-Mok Trust dated 3/9/89 for 250 shares of Restauranic, Inc. and a promissory note from Restauranic, Inc.;
(iii) 31,000 Membership Interests to Gail Robinson in return for her 5% ownership interest in Classic Confectionery, L.L.C. and all other rights she had as a member thereof; (iv) 24,190 Membership Interests to Corey Rogin in return for her 5% ownership interest in Classic Confectionery, L.L.C. and all other rights she had as a member thereof; and (v) 24,190 Membership Interests to Michelle Robinson in return for her 5% ownership interest in Classic Confectionery, L.L.C. and all other rights she had as a member thereof.

  5. As of October 15, 1997, the Limited Liability Company issued a note to Cohen's Famous Frozen Foods, Inc. in the amount of $1,218,280 convertible into 38,300 Membership Interests upon an initial public offering of the Limited Liability Company or a successor entity thereto in connection with the acquisition of all the assets of Cohen's Famous Frozen Foods, Inc. In addition, in connection with such acquisition and pursuant to employments agreements dated as of October 15, 1997, the Limited Liability Company issued options to acquire Membership Interests to: (i) Sid Cohen with the right to purchase 11,930 Membership Interests at an exercise price of $47; (ii) Edward Cohen with the right to purchase 11,930 Membership Interests at an exercise price of $47; and (iii) Neil Cohen with the right to purchase 39,760 Membership Interests at an exercise price of $47.

  6. On October 23, 1997, in connection with certain financing, the Limited Liability Company issued the following warrants to buy Membership Interests:

    (i) Purchase Warrant in favor of Madeleine L.L.C. to purchase 142,040 Membership Interests at an exercise price of $7.04 per Interest;

    (ii) Purchase Warrant in favor of Madeleine L.L.C. to purchase 23,670 Membership Interests at an exercise price of $7.04 per Interest; and

    (iii) Purchase Warrants in favor of Canadian Imperial Bank of Commerce to purchase 48,460 Membership Interests at an exercise price of $32 per Interest.

  7. On February 27, 1998, the Limited Liability Company issued a warrant in favor of Madeleine L.L.C. to purchase 164,587.25 Membership Interests at an exercise price of $7.04 per Membership Interest.

  8. On March 5, 1998, the Limited Liability Company issued 38,617 Membership Interests to James Webb as part of the purchase of 100% of the stock of Sweet Shop Candies, Inc. from Mr. Webb. The Limited Liability Company valued the Membership Interests issued to Webb at $1,815,000.

  9. The Limited Liability Company issued options to the following employees to acquire the following number of Membership Interests: (i) on March 15, 1997, to Trevor Toppen, to acquire 26,318 Membership Interests at an exercise price of $21.57 per Interest; (ii) on January 4, 1998, to Philip Gay to acquire 98,765 Membership Interests at an exercise price of $47 per Interest;
(iii) on March 15, 1998 to Phillip Sexauer, to acquire 10,000 Membership Interests at an exercise price of $47 per Interest; (iv) on February 3, 1998 to Michael Ricciardi, to acquire 26,318 Membership Interests at an exercise price of $47 per Interest; and (v) on March 5, 1998, to Paul Anderson, to acquire 4,000 Membership Interests at an exercise price of $47 per Interest.

  No underwriters were involved in any of the transactions described above. All of the securities issued in the foregoing transactions were issued by the Registrant in reliance upon the exemption from registration available under
Section 4(2) of the Securities Act, including Regulation D promulgated thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) EXHIBITS.

     1*        Form of
               Underwriting
               Agreement.
     3.1**     Form of
               Certificate of
               Incorporation
               of the
               Registrant.
     3.2**     Form of By-
               laws of the
               Registrant.
     4.1*      Specimen stock
               certificate
               representing
               Common Stock.
     5*        Opinion of
               Katten Muchin
               & Zavis as to
               the legality
               of the
               securities
               being
               registered
               (including
               consent).
    10.1**     Asset Purchase
               Agreement
               dated as of
               October 9,
               1997 among the
               Registrant,
               Cohen's Famous
               Frozen Foods,
               Inc., Sydney
               Cohen and
               Edward Cohen.
    10.2**     Stock Purchase
               Agreement
               dated February
               23, 1998
               between the
               Registrant,
               Sweet Shop
               Candies, Inc.
               and James H.
               Webb.
    10.3**     Form of
               Indemnification
               Agreement
    10.4**     1998 Employee
               Stock Option
               Plan
    10.5**     Non-Employee
               Director Stock
               Option Plan
    10.6**     Credit
               Agreement
               dated as of
               October 16,
               1997 among the
               Registrant, as
               borrower, the
               several
               lenders, as
               named therein
               and Canadian
               Imperial Bank
               of Commerce as
               agent.
    10.7**     Term Loan
               Agreement
               dated as of
               October 23,
               1997 by and
               among the
               Registrant and
               Madeleine
               L.L.C., as
               amended.
    10.8**     Registration
               Rights
               Agreement
               dated as of
               October 23,
               1997, between
               the Registrant
               and Madeleine
               L.L.C.

     10.9**     Ownership Interest Purchase Warrant dated as of October
                23, 1997 between the Registrant and Madeleine L.L.C.
     10.10**    Ownership Interest Purchase Warrant dated as of October
                23, 1997 between the Registrant and Madeleine L.L.C.
     10.11**    Ownership Interest Purchase Warrant dated as of February
                27, 1998 between the Registrant and Madeleine L.L.C.
     16         Letter re change in certifying accountants.
     21**       Subsidiaries of the Registrant
     23.1**     Consent of BDO Seidman, LLP with respect to financial
                statements of the Registrant.
     23.2**     Consent of BDO Seidman, LLP with respect to financial
                statements of Cohen.
     23.3**     Consent of Fishman Ostroff Ruchowitz Hausman with
                respect to financial statements of Cohen.
     23.4**     Consent of Weaver and Tidwell, LLP with respect to
                financial statements of Sweet Shop.
     23.5**     Consent of Altschuler, Melvoin and Glasser LLP with
                respect to financial statements of Restauranic and the
                Registrant.
     23.6       Consent of Katten Muchin & Zavis (contained in its
                opinion to be filed as Exhibit 5 hereto).
     24**       Power of Attorney (included on signature page hereto).
     27**       Financial Data Schedule

--------
   * To be filed by amendment.

  ** Previously filed.

ITEM 17. UNDERTAKINGS

  The Registrant hereby undertakes:

    (1) To provide to the Underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (3) For purposes of determining any liability under the Securities Act,
  (i) the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, AND STATE OF ILLINOIS ON THE 17TH DAY OF JUNE, 1998.

                                          Diversified Food Group, Inc.

                                                  /s/ Andrew J. Zahn
                                          By: _________________________________
                                                      Andrew J. Zahn
                                                 Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JUNE 17, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


          /s/ Andrew J. Zahn                Chief Executive Officer (Principal
___________________________________________   Executive Officer) and Chairman of the
              Andrew J. Zahn                  Board of Directors

            Philip J. Sexauer*              Chief Financial Officer (Principal
___________________________________________   Financial and Accounting Officer)
             Philip J. Sexauer

            Lawrence R. Gould*              Director
___________________________________________
             Lawrence R. Gould


     /s/ Andrew J. Zahn

*By:____________________________

         Andrew J. Zahn